EXHIBIT 21



                     SUBSIDIARIES OF CFM TECHNOLOGIES, INC.



                                                      JURISDICTION OF
NAME                                                  INCORPORATION
----                                                  ---------------

CFMT, Inc. ........................................   Delaware

CFM International Corp. ...........................   Guam

CFM Technologies Limited...........................   Scotland

CFM Technologies, S.A. ............................   France

CFM Technologies Limited Singapore Branch..........   Singapore